UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously disclosed, on March 1, 2009, Spansion Inc. (the “Company”), Spansion Technology LLC, Spansion LLC, Cerium Laboratories LLC and Spansion International, Inc. (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors continued to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On April 16, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming and approving the Debtors’ Second Amended Joint Plan of Reorganization Dated April 7, 2010 (As Amended) (including all exhibits thereto, and as modified by the Confirmation Order, the “Plan”). A summary of the material features of the Plan, including the related rights offering (the “Rights Offering”) and financing arrangements, is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2010.

On May 10, 2010 (the “Effective Date”), the Plan became effective. The events described below occurred as a result of the consummation of the Plan.

Item 3.02.	Unregistered Sales of Equity Securities.

On the Effective Date, the Company reserved for issuance 46,247,760 unregistered shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), to satisfy the allowed claims of certain unsecured creditors, as specified in the Plan, except for (1) certain classes of unsecured creditors as specified in the Plan, (2) holders of claims up to $2,000, who will receive cash for their claims, and (3) distributions to the holders of the exchangeable debentures of Spansion LLC, whose distributions are instead to be made to the holders of the senior notes of Spansion LLC in accordance with the subordination provisions of the exchangeable debentures.

On May 26, 2010, the Company issued and distributed an aggregate of 11,936,422 unregistered shares of Class A Common Stock to holders of certain allowed unsecured claims and the holders of the senior notes of Spansion LLC as part of the initial distribution to holders of certain allowed unsecured claims as provided in the Plan (the “Initial Distribution”), each of whom also has the right to participate on a pro rata basis in any supplemental distributions to be made pursuant to the Plan. The Initial Distribution consisted of 8,506,194 shares distributed to U.S. Bank National Association, as trustee of the senior notes of Spansion LLC, and 3,430,228 shares distributed to holders of certain other allowed unsecured claims. Supplemental distributions of the remaining 34,311,338 unregistered shares reserved for issuance will take place on at least a quarterly basis, provided, with certain exceptions, that the Company has at least 100,000 shares of Class A Common Stock available for distribution.

The shares of Class A Common Stock issued as part of the Initial Distribution are and, when issued, the remaining 34,311,338 shares of Class A Common Stock reserved for issuance to satisfy the allowed claims of certain unsecured creditors in accordance with the Plan will be, exempt from registration requirements of the Securities Act of 1933, as amended, in reliance on Section 1145 of the Bankruptcy Code.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 1, 2010	SPANSION INC.

	By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Executive Vice President and Chief
Financial Officer